                         EMPLOYMENT AGREEMENT



                  AGREEMENT made as of the 1st day of October, 1996 by and between DELTA FINANCIAL CORPORATION, a Delaware corporation (the "Corporation"), and Christopher Donnelly (the "Executive").

                         W I T N E S S E T H :


                  In consideration of the representations, warranties and conditions contained herein, the parties hereto agree as follows:

                  1.    Position and Responsibilities.

                  1.1. The Executive shall serve in an executive capacity as a Senior Vice President of the Corporation. The Executive shall perform such functions and undertake such responsibilities as are customarily associated with such capacity. The Executive shall hold such directorships and executive officerships in the Corporation and any subsidiary to which, from time to time, he may be elected or appointed during the term of this Agreement.

                  1.2. The Executive shall devote his full time and best efforts to the business and affairs of the Corporation and to the promotion of its interests.

                  2.    Term of Employment.

                  2.1. The term of employment shall be three years, commencing with the date hereof, unless sooner terminated as provided in this Agreement. The initial term of employment and any extension thereof is herein referred to as the "Term."

                  2.2. Notwithstanding the provisions of Section 2.1 hereof, the Corporation shall have the right, on written notice to the Executive, to terminate the Executive's employment for Cause, such termination to be effective as of the date on which notice is given or as of such later date otherwise specified in the notice.

                  2.3. For purposes of this Agreement, the term "Cause" shall mean any of the following actions by the Executive: (a) failure to comply with any of the material terms of this Agreement;
(b) engagement in gross misconduct injurious to the Corporation; (c) knowing and willful neglect or refusal to attend to the material duties reasonably assigned to him by the Board of Directors or President of the Corporation; (d) intentional misappropriation of property of the Corporation to the Executive's own use; (e) the commission by the Executive of an act of embezzlement; (f) Executive's conviction for a felony or if criminal penalties are imposed on Executive relating to any taxes due and owing by Executive; or (g) Executive's engaging in any activity which would constitute a material conflict of interest with the Corporation.

                  2.4.  If the Executive's employment with the
Corporation shall be terminated by the Corporation other than pursuant to Sections 2.2, 4.1 or 4.2 hereof, then the Corporation shall pay: (a) if such termination occurs within the first year of the Term of this Agreement, one (1) year's salary, less withholding and payroll taxes; or (b) if such termination occurs after the first year of the Term of this Agreement, fifty (50%) percent of the remaining salary due under the balance of the Term of this Agreement, less withholding and payroll taxes. Any payments made under this Section
2.4 shall (a) be paid in equal installments over the six months following any such termination, and (b) be based upon the Executive's salary as it existed immediately prior to such termination.

                  3.    Compensation.

                  3.1. The Corporation shall pay or cause Delta Funding Corporation to pay to the Executive for the services to be rendered by the Executive hereunder a salary at the rate of $150,000 per annum. The salary shall be payable in equal installments in accordance with the Corporation's normal payroll practices. Such salary will be reviewed at least annually and shall be increased (but not decreased) by the Board of Directors of the Corporation in such amount as determined in its sole discretion. The Company may also pay or cause Delta Funding Corporation to pay the Executive an annual bonus with respect to each fiscal year of the Corporation, either on an "ad hoc" basis or pursuant to a bonus plan or arrangement as may be established at the Corporation's discretion for senior executives of the Corporation or Delta Funding Corporation. Nothing herein contained shall, however, obligate the Corporation to pay any bonus to the Executive, it being understood that any such bonus shall be in the sole discretion of the Board of Directors and that the amount thereof, if any, may vary depending on actual performance of the Corporation and the Executive as determined in the discretion of the Board.

                  3.2. On the date the Corporation adopts its 1996 Stock Option Plan (the "1996 Option Plan"), the Executive shall be granted a non-qualified option pursuant to the terms of the 1996 Option Plan to purchase 25,000 shares of the Corporation's Common Stock, par value $.01 (the "Common Stock") at the initial public offering price, which option shall vest 20% per year and have a term of five years. Any option granted pursuant to this Section 3.2. shall be issued pursuant to a separate option agreement mutually acceptable to the Corporation and the Executive.

                  3.3. The Executive shall be entitled to participate in, and receive benefits from, any insurance, medical, disability, bonus, incentive compensation or other employee benefit plan, if any are adopted, of the Corporation or any subsidiary which may be in effect at any time during the course of his employment by the Corporation and which shall be generally available to the Executive on terms no less favorable than to other senior executives of the Corporation or its subsidiaries.

                  3.4. The Corporation agrees to reimburse the Executive for all reasonable and necessary business expenses incurred by him on behalf of the Corporation in the course of his duties hereunder upon the presentation by the Executive of appropriate vouchers therefor.

                  3.5. The Executive will be entitled each year of this Agreement to a paid vacation of three weeks.

                  3.6. Upon termination of this Agreement for Cause or due to the death or incapacity of the Executive (as defined in Section 4.1), the Executive shall be entitled to all compensation (including pro rata bonus) and benefits accrued and unpaid up to the date of termination.

                  3.7. The Executive shall not be required to mitigate damages or the amount of any payment provided to him under this Agreement by seeking other employment or otherwise.

                  3.8. Nothing contained herein shall prohibit the Board of Directors of the Corporation, in its sole discretion, from increasing the compensation payable to the Executive pursuant to this Agreement and/or making available to the Executive other benefits in addition to those to which the Executive is entitled hereunder.

                  4.    Death; Incapacity.

                  4.1. If, during the period of employment hereunder, because of illness or other incapacity, the Executive shall fail for a period of 90 consecutive days, or for shorter periods aggregating more than 90 days during any twelve month period, to render the services contemplated hereunder, then the Corpora-tion, at its option, may terminate the term of employment hereunder upon not less than 10 days written notice from the Corporation to the Executive, effective on the 10th day after giving of such notice; provided, however, that no such termination will be effective if prior to the 10th day after giving such notice, the Executive's illness or incapacity shall have terminated and he shall be physically and mentally able to perform the services required hereunder and shall be performing such services.

                  4.2. In the event of the death of the Executive during the term hereof, the employment hereunder shall terminate on the date of death of the Executive.

                  4.3. The Corporation (or its designee) shall have the right to obtain for its benefit an appropriate life insurance policy on the life of the Executive, naming the Corporation (or its designee) as the beneficiary. If requested by the Corporation, the Executive agrees to cooperate with the Corporation in obtaining such policy.

                  4.4. In the event the employment of Executive is terminated by the Corporation as the result of the death or incapacity of the Executive, the Corporation agrees to continue to pay the Executive (or his estate) his then rate of salary for a period of one year after such termination.

                  5.    Other Activities During Employment;
Non-Competition; Solicitation.

                  5.1. The Executive shall not during the term of this Agreement undertake or engage in any other employment, occupation or business enterprise. Subject to compliance with the provisions of this Agreement, the Executive may engage in reasonable activities with respect to personal investments of the Executive.

                  5.2. During Executive's employment, and for the remaining Term of the Agreement in the event that the Executive leaves the Company's employ on his own volition during the Term of the Agreement, neither the Executive nor any entity in which he may be interested as a partner, trustee, director, officer, employee, shareholder, option holder, lender of money, guarantor or consultant, shall be engaged directly or indirectly in any business engaged in by the Corporation in any area where the Corporation, or any subsidiary, conducts such business at any time during this Agreement; provided, however, that the foregoing shall not be deemed to prevent the Executive from investing in securities if such class of securities in which the investment is so made is listed on a national securities exchange or is issued by a company registered under Section 12(g) of the Securities Exchange Act of 1934, so long as such investment holdings do not, in the aggregate, constitute more than 5% of the voting stock of any company's securities; provided, further, however, that this Section 5.2 shall not apply if the Executive's employment is terminated by the Corporation.

                  5.3. The Executive will not at any time during his employment with the Corporation and for a period of one year after Executive leaves the Corporation's employ for any reason, solicit (or assist or encourage the solicitation of) any employee of the Corporation or any of its subsidiaries or affiliates to work for Executive or for any business, firm, corporation or other entity in which the Executive, directly or indirectly, in any capacity described in Section 5.2 hereof, participates or engages (or expects to participate or engage) or has (or expects to have) a financial interest or management position.

                  5.4. The Executive shall not at any time during this Agreement or after the termination hereof directly or indirectly divulge, furnish, use, publish or make accessible to any person or entity any Confidential Information (as hereinafter defined). Any records of Confidential Information prepared by the Executive or which come into Executive's possession during this Agreement are and remain the property of the Corporation and upon termination of Executive's employment all such records and copies thereof shall be either left with or returned to the Corporation.

                  5.5. The term "Confidential Information" shall mean information disclosed to the Executive or known, learned, created or observed by him as a consequence of or through his employment by the Corporation, not generally known in the relevant trade or industry, about the Corporation's business activities, services and processes, including but not limited to information concerning advertising, sales promotion, publicity, sales data, research, finances, accounting, methods, processes, business plans, broker or correspondent lists and records and potential broker or correspondent lists and records.

                  6. Assignment. The Corporation shall require any successor or assign to all or substantially all the assets of the Corporation (whether by merger or by acquisition of stock, assets or otherwise) prior to consummation of any transaction therewith, to expressly assume and agree to perform in writing this Agreement in the same manner and to the same extent that the Corporation would be required to perform it if no such succession or assignment had taken place. This Agreement shall inure to the benefit of and be binding upon the Corporation, its successors and assigns, and upon the Executive and his heirs, executors, administrators and legal representatives. This Agreement shall not be assignable by the Executive.

                  7. No Third Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement, except as provided in Section 6 hereof.

                  8. Headings. The headings of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

                  9. Interpretation. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If, moreover, any one or more of the provisions contained in this Agreement shall for any reason be held by a court of competent jurisdiction to be unenforceable because it is excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

                  10. Notices. All notices under this Agreement shall be in writing and shall be deemed to have been given at the time when mailed by registered or certified mail, addressed to the address below stated of the party to which notice is given, or to such changed address as such party may have fixed by notice:

                  To the Corporation:

                       Delta Funding Corporation

                       1000 Woodbury Road
                       Suite 200
                       Woodbury, New York 11797
                       Attn:  President

                                    - copy to -

                       Stroock & Stroock & Lavan
                       7 Hanover Square
                       New York, NY 10004
                       Attn: James R. Tanenbaum, Esq.

                  To the Executive:

                         Christopher Donnelly
                         3354 Walters Avenue
                         Wantagh, NY 11793



provided, however, that any notice of change of address shall be effective only upon receipt.

                  11. Waivers. If either party should waive any breach of any provision of this Agreement, he or it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

                  12. Complete Agreement; Amendments. The foregoing is the entire agreement of the parties with respect to the subject matter hereof and may not be amended, supplemented, canceled or discharged except by written instrument executed by both parties hereto.

                  13. Equitable Remedies. The Executive acknowledges that he has been employed for his unique talents and that his leaving the employ of the Corporation would seriously hamper the business of the Corporation and that the Corporation will suffer irreparable damage if any provisions of Section 5 hereof are not performed strictly in accordance with their terms or are otherwise breached. The Executive hereby expressly agrees that the Corporation shall be entitled as a matter of right to injunctive or other equitable relief, in addition to all other remedies permitted by law, to prevent a breach or violation by the Executive and to secure enforcement of the provisions of

Section 5. Resort to such equitable relief, however, shall not constitute a waiver or any other rights or remedies which the Corporation may have.

                  14. Governing Law. This Agreement is to be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                           DELTA FINANCIAL CORPORATION



                                           By: /s/Marc Miller
                                               ---------------------------------
                                               Name:  Marc Miller
                                               Title: Vice President


                                           /s/Christopher Donnelly
                                           -------------------------------------
                                           Christopher Donnelly